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                                                                   Exhibit 11
                                                                   Page 1 of 2


                                                 Ford Motor Company and Subsidiaries

                                     COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                     ------------------------------------------------------------
                                   IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
                                   ----------------------------------------------------------------



                                                         Second Quarter 1996                           Second Quarter 1995
                                                   ---------------------------------         -------------------------------------
                                                                        Income                                       Income
                                                                     Attributable                                 Attributable
                                                   Avg. Shares        to Common              Avg. Shares            to Common
                                                    of Common     and Class B Stock           of Common        and Class B Stock
                                                   and Class B   -------------------         and Class B       -------------------
                                                      Stock                    Per              Stock                        Per
                                                   Outstanding    Total       Share          Outstanding       Total        Share
                                                   -----------   -------    --------         -----------      -------     --------
                                                    (Mils.)      (Mils.)                      (Mils.)         (Mils.)
 Preliminary Earnings Per Share Calculation         1,178         $1,887     $1.60            1,040            $1,503      $1.45

 I. Primary Earnings Per Share

    . Assuming exercise of options                     59                                        34
    . Assuming purchase of shares with
      proceeds of options                             (39)                                      (18)
    . Assuming issuance of shares contingently
      issuable                                          2                                         2
    . Uncommitted ESOP shares                          (8)                                       (3)
                                                    -----                                     -----
        Net Common Stock Equivalents                   14                                        15
                                                    -----                                     -----

    Primary Earnings Per Share Calculation          1,192         $1,887      $1.58a/         1,055             $1,503       $1.42a/
                                                    =====         ======      =====           =====             ======       =====


II. Fully Diluted Earnings Per Share

    Primary Earnings Per Share Calculation          1,192         $1,887      $1.58           1,055             $1,503       $1.42

    . Assuming conversion of convertible
      preferred stock                                  19              6b/                      139                 45b/
    . Reduction in shares assumed to be
      purchased with option proceeds c/                 0                                         1
                                                    -----         ------                      -----             ------
    Fully Diluted Earnings Per Share Calculation    1,211         $1,893      $1.56           1,195             $1,548       $1.30
                                                    =====         ======      =====           =====             ======       =====


- - - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion. c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.

                                            -20-
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                                                                  Exhibit 11
                                                                  Page 2 of 2

                     Ford Motor Company and Subsidiaries

         COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
       IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD




                                                         First Half 1996                            First Half 1995
                                               -----------------------------------       -----------------------------------
                                                                      Income                                    Income
                                                                   Attributable                             Attributable
                                                 Avg. Share          to Common            Avg. Shares           to Common
                                                 of Common      and Class B Stock         of Common       and Class B Stock
                                                and Class B     ------------------       and Class B      ------------------
                                                   Stock                     Per            Stock                      Per
                                                Outstanding      Total       Share       Outstanding       Total      Share
                                                -----------     -------     ------       -----------      -------    -------
                                                  (Mils.)      (Mils.)                    (Mils.)        (Mils.)

 Preliminary Earnings Per Share Calculation      1,173           $2,521     $2.15         1,033           $2,981      $2.89

 I. Primary Earnings Per Share

    . Assuming exercise of options                  57                                       34
    . Assuming purchase of shares with
      proceeds of options                          (40)                                     (19)
    . Assuming issuance of shares contingently
      issuable                                       2                                        2
    . Uncommitted ESOP shares                       (5)                                      (3)
                                                 -----                                    -----
        Net Common Stock Equivalents                14                                       14
                                                 -----                                    -----

    Primary Earnings Per Share Calculation       1,187           $2,521     $2.12a/       1,047           $2,981      $2.85a/
                                                 =====           ======     =====         =====           ======      =====

II. Fully Diluted Earnings Per Share

    Primary Earnings Per Share Calculation       1,187           $2,521     $2.12         1,047           $2,981      $2.85

    . Assuming conversion of convertible
      preferred stock                               23               15b/                   144               93b/
    . Reduction in shares assumed to be
      purchased with option proceeds c/              0                                        2
                                                 -----           ------                   -----           ------

    Fully Diluted Earnings Per Share Calculation 1,210           $2,536     $2.10         1,193           $3,074      $2.59
                                                 =====           ======     =====         =====           ======      =====

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- - - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.


                                                         -21-